FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 25, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.
(Exact Name of Registrant as Specified in Its Charter)

California
(State or Other Jurisdiction of Incorporation)

333-198073	02-0692322
(Commission File Number)	(IRS Employer Identification No.)

12744 San Fernando Road, Suite 400 Sylmar, California 91342
(Address of Principal Executive Offices)

(818) 833-5000
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01 Other Events

On July 25, 2018, the Centers for Medicare & Medicaid Services (CMS) posted the proposed rule and related proposed rates for the calendar year (CY) 2019, Medicare Hospital Outpatient Prospective Payment System (OPPS) and the CY 2019 Ambulatory Surgical Center (ASC) payment system. In these postings, CMS proposes a national average Medicare hospital outpatient rate for CY 2019 of $137,501 for Argus® II and the associated surgical implantation procedure, and a proposed national average ASC rate of approximately $134,225 for the Argus II and related implantation procedure. Based on its review of 2015-2017 hospital claims data, CMS has proposed assigning Current Procedural Terminology (CPT) code 0100T (Placement of subconjunctival retinal prosthesis receiver and pulse generator, and implantation of intra-ocular retinal electrode array, with vitrectomy) to Ambulatory Payment Classification (APC) 1906, with a proposed CY2019 payment rate of $137,501. The proposed hospital and ASC rates would be an increase compared to the current CY 2018 payment rates, and they include both the Argus II, reported with HCPCS code C1841 (Retinal prosthesis, includes all internal and external components), and the surgical implantation procedure, reported with CPT code 0100T.

In the coming months, Second Sight Medical Products, Inc. will provide comments on this rule to CMS. We will also work with other stakeholders to provide comments on the rule. Based on all the public comments and any new 2017 data CMS may receive, the final rule and CY 2019 rates are expected to be released in November 2018.

In addition, the CMS postings address CY 2019 payments for the codes for the initial programming and the reprogramming services related to Argus II – CPT codes 0472T (Device evaluation, interrogation, and initial programming of intra-ocular retinal electrode array (e.g., retinal prosthesis), in person, with iterative adjustment of the implantable device to test functionality, select optimal permanent programmed values with analysis, including visual training, with review and report by a qualified health care professional) and 0473T (Device evaluation and interrogation of intra-ocular retinal electrode array (e.g., retinal prosthesis), in person, including reprogramming and visual training, when performed, with review and report by a qualified health care professional). The proposed CY 2019 national average hospital outpatient payment rates for the initial programming (CPT code 0472T) and for the reprogramming (0473T) are $280 and $115, respectively.

This proposed rule and related files affect Medicare payment to the hospital outpatient departments that are paid under OPPS and to ASCs. They do not directly alter payment from Medicare Advantage, private U.S. health insurance and non-U.S. business. This is a proposed rule published for public comment. No assurance can be made that the final rule will not differ substantially from the proposed rule.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2018

SECOND SIGHT MEDICAL PRODUCTS, INC.

/s/ John T. Blake
By: John T. Blake
Chief Financial Officer